UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 5, 2006

LOGISTICAL SUPPORT, INC.
(Exact Name Of Registrant Specified In Charter)

UTAH	000-5022	41-2029935
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

19734 Dearborn Street, Chatsworth, California 91311
(Address Of Principal Executive Offices) (Zip Code)

(818) 885-0300
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 5, 2006, Logistical Support, LLC (the “Subsidiary”), which is the wholly owned subsidiary of Logistical Support, Inc. (the “Registrant”), entered into a Loan Sale Agreement with National Loan Investors, L.P. (“NLI”) pursuant to which the Subsidiary agreed to purchase from NLI all rights of NLI to that certain secured promissory note of Hill Industries, Inc. (“Hill”) dated September 15, 1999 (the “Note”) originally issued to Santa Monica Bank and subsequently transferred to NLI. The balance due on the Note is $338,365.48, representing $313,381.21 in principal, $17,928.27 in accrued interest, $935.16 in late charges and $3,120.81 in legal fees. The purchase price (the “Purchase Price”) for the Note is: $25,000 which has been paid; $66,666.66 to be paid on or before December 15, 2006; and $108,333.34 to be paid on or before December 31, 2006 (the “Balloon Payment”) except that the Subsidiary has the right to pay the Balloon Payment by paying $66,666.67 on or before January 15, 2007 and $66,666.67 on or before February 15, 2007. As part of the purchase, NLI will assign to the Subsidiary the security interest covering certain assets of Hill. Closing is contingent on satisfactory completion of due diligence by the Subsidiary and payment of the Purchase Price

Item 9.01.	Financial Statements and Exhibits

Item 10.1.	Loan Sale Agreement between Logistical Support LLC and National Loan Investors, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGISTICAL SUPPORT, INC.

Date: December 11, 2006	By /s/ Bruce Littell
Name: Bruce Littell Title: Chief Executive Officer

Exhibit Index

Exhibit
Number
10.1	Loan Sale Agreement between Logistical Support LLC and National Loan Investors, L.P.

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